Exhibit 8.1

List of TORM plc Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization

TORM A/S	Denmark
DK Vessel HoldCo GP ApS	Denmark
DK Vessel HoldCo K/S	Denmark
OCM (Gibraltar) Njord Midco Ltd	Gibraltar
OCM Singapore Njord Holdings Alice, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Almena, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Hardrada, Pte. Ltd	Singapore
OCM Singapore Njord Holdings St. Michaelis, Pte. Ltd	Singapore
OCM Singapore Njord Holdings St. Gabriel, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Agnete, Pte. Ltd	Singapore
OCM Singapore Njord Holdings Alexandra, Pte. Ltd	Singapore
OCM Holdings Mrs Inc.	Marshall Islands
OCM Njord Anne Inc.	Marshall Islands
OCM Njord Freya Inc.	Marshall Islands
OCM Njord Gerd Inc.	Marshall Islands
OCM Njord Gertrud Inc.	Marshall Islands
OCM Njord Gunhild Inc.	Marshall Islands
OCM Njord Helene Inc.	Marshall Islands
OCM Njord Helvig Inc.	Marshall Islands
OCM Njord Ingeborg Inc.	Marshall Islands
OCM Njord Mary Inc.	Marshall Islands
OCM Njord Ragnhild Inc.	Marshall Islands
OCM Njord Thyra Inc.	Marshall Islands
OCM Njord Valborg Inc.	Marshall Islands
OCM Njord Vita Inc.	Marshall Islands
OMI Holding Ltd.	Mauritius
TORM Crewing Service Ltd.	Bermuda
TORM Shipping India Private Limited	India
TORM Singapore Pte. Ltd.	Singapore
TORM USA LLC	United States
VesselCo 1 K/S	Denmark
VesselCo 3 K/S	Denmark
VesselCo 5 K/S	Denmark
VesselCo 6 Pte. Ltd.	Singapore
VesselCo 7 Pte. Ltd.	Singapore
VesselCo 8 Pte. Ltd.	Singapore
VesselCo 9 Pte. Ltd.	Singapore
VesselCo 10 Pte. Ltd.	Singapore
VesselCo 11 Pte. Ltd.	Singapore
VesselCo 12 Pte. Ltd.	Singapore
TORM SHIPPING (PHILS.), INC.	Philippines
VesselCo A ApS	Denmark
VesselCo C ApS	Denmark
VesselCo E ApS	Denmark